SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X] Preliminary  Proxy Statement
[ ] Confidential,  for Use of the Commission  Only
    (as permitted by Rule  14a-6(e)(2)
[ ] Definitive  Proxy Statement
[ ] Definitive  Additional  Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                         MICROTECH MEDICAL SYSTEMS, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


- --------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
        or Item 22(a)(2) of Schedule 14A.
[   ]   $500 per each party to the controversy pursuant to Exchange Act
        Rule 14a-6(i)(3).
[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1)     Title of each class of securities to which transaction applies:

               ----------------------------------------------------------------

        2)     Aggregate number of securities to which transaction applies:

               ----------------------------------------------------------------

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

               ----------------------------------------------------------------

        4)     Proposed maximum aggregate value of transaction:

               ----------------------------------------------------------------

        5)     Total fee paid:

               ----------------------------------------------------------------

[  ]    Fee paid previously with preliminary materials.
[  ]    Check  box  if any part of the fee is offset as  provided  by  Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)     Amount Previously Paid:

               ----------------------------------------------------------------

        2)     Form, Schedule or Registration Statement No.:

               ----------------------------------------------------------------

        3)     Filing Party:

               ----------------------------------------------------------------

        4)     Date Filed:

               ----------------------------------------------------------------

                         MICROTECH MEDICAL SYSTEMS, INC.
                    Notice of Annual Meeting of Shareholders
                           To Be Held October 10, 1996

To the Shareholders of MICROTECH MEDICAL SYSTEMS, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of MICROTECH MEDICAL SYSTEMS, INC., a Colorado corporation (the "Company"), will be held at The Holiday Inn Denver Southeast, 3200 S. Parker Road, Aurora, Colorado, 80814, on Thursday, October 10, 1996, at 10:00 a.m., local time, for the following purposes:

         1. ELECTION OF DIRECTORS. To elect five (5) Directors of the Company to serve until the 1997 Annual Meeting of Shareholders or until their respective successors are elected and qualified;

         2. APPROVAL AND RATIFICATION OF ASSET PURCHASE AGREEMENT AND SALE OF MEDICAL TESTING PRODUCTS MANUFACTURING BUSINESS. To approve and ratify the sale of the Company's medical testing products manufacturing business to its former President, Jerry Kilgore;

         3. APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION TO CHANGE THE CORPORATE NAME. To ratify and approve an amendment to the Articles of Incorporation of the Company to change the name of the Company to "Eclipse Corporation;"

         4. APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION TO AUTHORIZE UP TO 500,000 SHARES OF PREFERRED STOCK. To ratify and approve an amendment to the Articles of Incorporation of the Company to authorize the Company to issue up to 500,000 shares of Preferred Stock, with such designations, powers, preferences, privileges or other special rights, and qualifications, limitations or restrictions thereon, as may be determined by the Board of Directors;

         5. APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION TO EFFECT A ONE-FOR-ONE HUNDRED REVERSE STOCK SPLIT. To ratify and approve an amendment to the Articles of Incorporation of the Company to ratify and approve a one-for-one hundred (1-for-100) reverse split of the outstanding shares of Common Stock of the Company; and

         6. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement which is attached and made a part hereof.

     The Board of Directors has fixed the close of business on August 23, 1996 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     Whether or not you expect to attend the Annual Meeting in person, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                                      By Order of the Board of Directors

                                      Kenneth M. Cahill
                                      Chairman of the Board, President and
                                      Chief Executive Officer
Colorado Springs, Colorado
September 26, 1996

                                                      Mailed to Shareholders
                                                  on or about September 26, 1996

                         MICROTECH MEDICAL SYSTEMS, INC.
                           2 North Cascade, Suite 330
                           Colorado Springs, CO 80903

                                 PROXY STATEMENT
General Information

         This Proxy Statement is furnished to shareholders of MICROTECH MEDICAL SYSTEMS, INC., a Colorado corporation (the "Company"), in connection with the solicitation by the Board of Directors (the "Board") of the Company of proxies in the accompanying form for use in voting at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on Thursday, October 10, 1996, at 10:00 a.m., local time, at The Holiday Inn Denver Southeast, 3200 S. Parker Road, Aurora, Colorado, 80814, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

Revocability of Proxy

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by: (i) delivering to the Company (to the attention of J. Royce Renfrow, the Company's Secretary) a written notice of revocation or a duly executed proxy bearing a later date; or
(ii) attending the Annual Meeting and voting in person.

Solicitation and Voting Procedures

         The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its Officers, Directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

         The close of business on August 23, 1996 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had approximately 66,580,900 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The presence at the Annual Meeting of a majority, or approximately 33,290,451 of these shares of Common Stock of the Company, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Each outstanding share of Common Stock on the Record Date is entitled to one (1) vote on all matters. Directors shall be elected by a plurality of the votes cast.

         An automated system administered by the Company's transfer agent will tabulate votes cast by proxy and an employee of the transfer agent will tabulate votes cast in person at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting, and each is tabulated separately. However, broker non-votes are not counted for purposes of determining the number of votes cast with respect to a particular proposal. In determining whether a proposal has been approved, abstentions are counted as votes against the proposal and broker non-votes are not counted as votes for or against the proposal. If no specific instructions are given with respect to matters to be acted upon at the Annual Meeting, shares of Common
Stock represented by a properly executed proxy will be voted (i) FOR the election of management's nominees for Directors listed in Proposal No. 1, (ii) FOR the ratification and approval of the sale of the medical manufacturing business as set forth in Proposal No. 2, (iii) FOR ratification of the amendment to the Articles of Incorporation as set forth in Proposal No. 3; (iv) FOR the ratification of the amendment to the Articles of Incorporation as set forth in Proposal No. 4; and (v) FOR the ratification of the amendment to the Articles of Incorporation as set forth in Proposal No. 5.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         The Company's Articles of Incorporation authorize the number of Directors to be not less than four (4) nor more than nine (9). The exact number of Directors on the Board is currently fixed in the Bylaws at five (5). The term for each of the Company's Board of Directors will expire upon the election and qualification of Directors at the annual meeting of shareholders to be held in 1997.

         All of the Directors have served on the Board since June 1996, except Mr. Dines, who has served as a Director since August 1996. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as a nominee or as a Director if elected.

         Certain information about each of the nominees is furnished below:

         Kenneth M. Cahill, Chairman of the Board, President and Chief Executive Officer. Mr. Cahill joined the Company as Director, Chief Executive Officer and President in June 1996. From 1980 to May 1996, Mr. Cahill served as Director of Operations for Larken, Inc., a hotel operator. Mr. Cahill directed Larken's day-to-day marketing and training initiatives for over seventy-six (76) hotels. In 1984, Mr. Cahill formed Arcadia, Inc., where, as its Chief Executive Officer, he concentrated Arcadia's efforts in the areas of gaming and hospitality. Since May 1996, Mr. Cahill has also served as a Vice President of InnerCircle Group Incorporated, a management consulting company. Since May 1996, Mr. Cahill has also served as a Director and as the President and CEO of Gallery Rodeo International, a publicly-traded company involved in the real estate and gaming industries.

         Darel A. Tiegs, Director and Vice President. Mr. Tiegs joined the Company in June 1996 as Vice President and Director. From 1972 to 1975, Mr. Tiegs was Vice President of Norwest Bank where he gained extensive experience in all facets of the real estate industry. Mr. Tiegs headed projects including residential developments, shopping centers, hospitals and casinos. From 1984, to the present, he has been President and part owner of Superior Homes, a company specializing in the construction, warranty work and installation of modular homes. Since May 1996, Mr. Tiegs has also served as a Director and as Vice President of Gallery Rodeo International, a publicly-traded company involved in the real estate and gaming industries.

         J. Royce Renfrow, Director, Corporate Secretary and General Counsel. Mr. Renfrow joined the Company as General Counsel, Corporate Secretary and Director in June 1996. Mr. Renfrow practiced law in a small firm specializing in real estate and corporate law from 1969, until May 1996. From 1969, to the present, Mr. Renfrow has served as President and as General Counsel for Speedway Gas and Oil Co., Inc., a small firm which provides management services for oil and gas companies. From 1989, to 1992, Mr. Renfrow served as Vice President and General Counsel of a small, privately-held medical start-up company, Medlogic Global Corporation. From May 1996, until the present, Mr. Renfrow has served as Corporate Secretary and General Counsel to InnerCircle Group Incorporated, a management consulting company. Since May 1996, Mr. Renfrow has also served as a Director, General Counsel and Corporate Secretary of Gallery Rodeo International, a publicly-traded company involved in the real estate and gaming industries.

         James A. Humpal, Director and Treasurer. Mr. Humpal joined the Company in June 1996, as Treasurer and Director. From 1989 to 1991, Mr. Humpal served as General Manager of the Holiday Inn- Columbus in Ohio. From 1991 to 1992, he began work for Larken Inc. as a General Manager of the Holiday Inn-Tucson in Arizona. In 1992, and until May 1996, Mr. Humpal served as Vice President of Operations of Larken Inc. Since May 1996, Mr. Humpal has also served as Director and Treasurer of Gallery Rodeo International, a publicly-traded company involved in the real estate and gaming industries.

         Thomas M. Dines, Director. Mr. Dines was appointed as a Director of the Company in August 1996. For the last five years, Mr. Dines has been a real estate broker doing business under his own name. He has extensive experience in real estate, loans, creation, estate settlement, banking and appraisal. He also has expertise in the areas of income, rental, farm, and ranch property management. Mr. Dines has served as President of several corporations, including Mountain Securities Corporation, where he was President from 1995 to 1996. He has been a Member and Director of Mountain Securities for over 27 years.



                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
               THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

Directors and Executive Officers

         The following table sets forth certain information with respect to the Directors and Executive Officers of the Company:

         Directors and Executive Officers


           Name              Age                     Position
- -------------------------   -----        ---------------------------------------
Kenneth M. Cahill            60          Chairman of the Board of Directors,
                                         President and Chief Executive Officer

J. Royce Renfrow             53          General Counsel, Secretary and Director

Darel A. Tiegs               52          Vice President and Director

James A. Humpal              41          Treasurer and Director

Thomas M. Dines              49          Director



- ----------------------------------


Relationships Among Directors or Executive Officers

         There are no family relationships among any of the Directors or Executive Officers of the Company.

Meetings and Committees of the Board of Directors

         During 1995, the Board met three (3) times and acted by written consent three (3) times. No Director attended fewer than 75% of the aggregate of the total number of meetings of the Board, plus the total number of all meetings of committees of the Board on which he served.

         The Audit Committee, which was formed in August 1996, consists of Messrs. Renfrow, Humpal and Dines. The Audit Committee recommends engagement of the Company's independent auditors and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. The Audit Committee is currently conducting a search for independent auditors for the Company.

         There is no Compensation Committee of the Board.

Compensation of Directors

         Directors who are employees of the Company do not receive any compensation for their services as Directors. Directors are reimbursed for expenses incurred in connection with attending Board and committee meetings.

         On February 28, 1996, Directors who were not employees of the Company received stock option grants as set forth below:

         Charles Diehl        1.5 million  shares at an exercise  price of $0.02
                              per share

         Kenneth McClatchy    1.5 million  shares at an exercise  price of $0.02
                              per share

         These options have a term of five years and became fully exercisable on February 28, 1996, the date of grant.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding beneficial ownership as of August 23, 1996 of the Company's Common Stock, by any person who is known to the Company to be the beneficial owner of more than 5% of the Company's voting securities, by each of the Named Executive Officers set forth in "Executive Compensation" below, by each Director, and by the Officers and Directors of the Company as a group. The Company has only one class of stock.

- --------------------------------------------------------------------------------
Name and Address                      Number of Shares      Percentage of Class
- --------------------------------------------------------------------------------
Kenneth M. Cahill                        12,880,800               19.35%
2 N. Cascade Ave., Suite 330
Colorado Springs, CO 80903
- --------------------------------------------------------------------------------
Darel A. Tiegs                            6,708,750               10.08%
2 N. Cascade Ave., Suite 330                    (1)
Colorado Springs, CO  80903
- --------------------------------------------------------------------------------
J. Royce Renfrow                          6,708,750               10.08%
2 N. Cascade Ave., Suite 330                    (2)
Colorado Springs, CO 80903
- --------------------------------------------------------------------------------
James A. Humpal                             536,700               *
2 N. Cascade Ave., Suite 330
Colorado Springs, CO 80903
- --------------------------------------------------------------------------------
Thomas M. Dines                                   0               *
16 Heather Drive
Colorado Springs, CO  80906
- --------------------------------------------------------------------------------
All Officers and Directors as a          26,835,000               40.3%
Group (5 persons).
- --------------------------------------------------------------------------------

- --------------------------

* Represents less than 1% of the Company's outstanding Common Stock.

(1) Includes 6,708,750 shares held by the Tiegs Family Trust, of which Mr. Tiegs is Trustee. The beneficiaries under the Tiegs Family Trust are members of the Tiegs family.

(2) Includes 6,708,750 shares held by R. Lazy J Trust, of which Mr. Renfrow is Trustee, and of which the beneficiaries are members of the Renfrow family.

                                 PROPOSAL NO. 2
               APPROVAL AND RATIFICATION OF PURCHASE AGREEMENT AND
             SALE OF MEDICAL TESTING PRODUCTS MANUFACTURING BUSINESS

         The Company's shareholders are being asked to act upon a proposal to ratify and approve the sale of the Company's medical testing products business to its former President, Jerry Kilgore, pursuant to the terms of an Asset Purchase Agreement (the "Purchase Agreement") dated June 27, 1996, between the Company and Mr. Kilgore. The terms of the Purchase Agreement are described below under the caption "Description of Purchase Agreement."

Background and Reasons for the Proposed Transaction

         Since its organization in December 1981, the Company has been engaged in developing, assembling and marketing MIC-CONCEPT(TM) microdilution test panels used by microbiology laboratories, clinics and doctors' offices in performing antibiotic susceptability testing and identification of bacteria procedures. In 1985, the Company obtained permission from the Food and Drug Administration to begin marketing several of its products.

         The new management of the Company believes that the risks of the high level of regulation, rapidly changing technology, high level of competition, and potential liability associated with the Company's medical testing products business outweigh the benefits of continuing in this industry, since the market for the Company's medical testing products is an extremely limited niche market, and management believes that the Company will not likely be able to realize significant operating revenues or profits from the medical testing products business in the foreseeable future. In addition, the development and manufacture of the Company's medical testing products involves a unique process that relies on the continued participation of Mr. Kilgore. Therefore, after reviewing the status of the Company's medical testing products business, and the capital requirements and future prospects of the business, management determined that the sale of this business on the terms and conditions set forth in the Purchase Agreement would be in the best interest of the Company and its shareholders.

         Furthermore, based on the experience of the Company's management and its Board members in the real estate industry, new management believes that it would be in the best interest of the Company and its shareholders to redirect the Company's efforts to focus on the real estate industry, especially in Colorado, and to concentrate the Company's efforts on activities that may enhance the valuation of the Company. Shareholders should note, however, that in order to enter and continue in the real estate market, the Company will need to raise substantial additional capital, and there can be no assurance that the Company will be successful in doing so. In addition, there can be no assurance that the Company's real estate investments will be successful.

         For these reasons, the Company entered into the Purchase Agreement with Mr. Kilgore as of June 27, 1996. The Board believes that the price to be paid by Mr. Kilgore for the Company's medical testing products operations is fair in view of the current circumstances of the Company. In making its determination to sell the medical testing products business to Mr. Kilgore and in determining the sale price, the Board conducted a review of the assets, operations, and projections of the business, and had discussions with previous management relating to the value of the business. The assets of the Company attributed to the medical testing products business on the Company's balance sheet as of June 30, 1996 were approximately $161,000 out of total assets of approximately $1,373,000. Shareholders should note that this ratio may not be the same as the ratio of the fair market value of the medical business assets to the fair market value of all of the Company's assets. Based on the above factors and on its due diligence review, the Board believes that the purchase price established for the medical business assets is fair and reasonable.

         The Board of Directors of the Company has unanimously approved the transaction, and recommends that shareholders vote in favor of the sale pursuant to the terms of the Purchase Agreement. Failure to consummate the sale of the medical testing products business may result in the Company being unable to pursue its real estate business and would require the Company to continue to operate the medical testing products business, which management believes would not be in the best interests of the Company.

         There are no federal or state regulatory requirements or approvals which must be complied with or obtained in connection with the transaction. The Company expects that the federal income tax consequences of the transaction will consist of gain to the Company in an amount approximately equal to the amount received pursuant to the Purchase Agreement, which may be offset in part by net operating loss carryforwards from prior periods which, at June 30, 1996, were approximately $____________.

Description of the Purchase Agreement

         The following description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which was filed with the Securities and Exchange Commission as Exhibit 10.6 to the Company's Current Report on Form 8-K dated June 27, 1996 (Commission File No. 2-94117-D) and is hereby incorporated in this Proxy Statement by reference.

         The Sale; Purchase Price. The Purchase Agreement contemplates that Mr. Kilgore will purchase all of the Company's medical testing products operations, including all licenses, contracts, inventories, operating assets, personal and real property, and any other assets related to such operations (the "Assets") and assume all liabilities of the Company related to the medical testing products operations. In payment for the Assets, Kilgore shall deliver to the Company (i) $1,000 in cash, and (ii) a promissory note in the principal amount of $250,000 (the "Note"). The Note will bear interest at the Colorado National Bank Prime Lending Rate in effect on June 27, 1996, plus one percent. Interest accrued under the Note will be payable monthly commencing immediately following approval of the Purchase Agreement by the shareholders, and the principal amount of $250,000 will be due and payable in full on June 1, 2001. The Note will be secured by (i) an option held by Mr. Kilgore to purchase 3,000,000 shares of the Company's common stock, (ii) 16,000 shares of Valley of Sun, an Arizona corporation, and (iii) a promissory note issued by Carolina Multicommunications Corporation, an Arizona corporation, to Kilgore, in the principal amount of $235,000.

         The Assets. The Assets consist of laboratory equipment, the lease for the laboratory in Aurora, Colorado, and intangibles such as goodwill. Mr. Kilgore has also agreed to assume liablity for the accounts payable existing prior to the date of sale. The Company will retain accounts receivable existing before the date of sale. As noted above, the value of the Assets has been reported on the Company's balance sheet as of June 30, 1996 as being equal to approximately $161,000.

         Other Terms. Management has also agreed to effect a corporate name change of the Company following the sale of the Assets, and to transfer use of the name "Microtech Medical Systems" and "Microtech Medical" to Mr. Kilgore. The Company intends to change the Company's name to "Eclipse Corporation", as described in Proposal No. 3 of this Proxy Statement.

Prior Relationship with Jerry Kilgore

         Until April 1995, Jerry Kilgore was the President, the Treasurer and a Director of the Company. As a result of certain unauthorized transactions effected by Mr. Kilgore using the Company's funds, Mr. Kilgore resigned as President and Director of the Company in April 1995. Mr Kilgore also owned 40.3% of the outstanding Common Stock of the Company, until his shares were purchased by Messrs. Cahill, Tiegs, Renfrow and Humpal, each of whom are currently officers and Directors of the Company, in June 1996.

Mr. Kilgore has remained as an employee of the Company to manage the medical test products operations until such time as the sale of such operations is effected pursuant to the purchase Agreement. See "Certain Relationships and Related Tranasactions" for a description of Mr. Kilgore's relationship with the Company and the transactions effected between Mr. Kilgore and the Company. Mr. Kilgore's address is 401 Laredo Street, Unit 1, Aurora, CO 80011.

Dissenters' Rights

         The Company's shareholders are not entitled, under Colorado law, to dissenters' rights of appraisal with respect to the approval of the Purchase Agreement and the sale of the Assets to Mr. Kilgore.

Approval by Shareholders

         Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock of the Company present at the Annual Meeting in person or represented by proxy. Members of management of the Company hold approximately 40% of the outstanding Common Stock and have indicated their intention of vote in favor of the proposal, and managment therefore believes that this proposal will be likely approved by the shareholders.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL AND
                                                     ---
      RATIFICATION OF THE PURCHASE AGREEMENT AND THE SALE OF THE COMPANY'S
                MEDICAL MANUFACTURING BUSINESS TO JERRY KILGORE.

     AN ABSTENTION WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL.

                                 PROPOSAL NO. 3
               APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION
                        TO CHANGE THE NAME OF THE COMPANY

         The Company's shareholders are being asked to act upon a proposal to ratify and approve an amendment to Articles of Incorporation of the Company to effect a change of the name of the Company to "Eclipse Corporation."

         The  Company's   Board  has  adopted,   and  is   recommending  to  the
shareholders for their approval at the Annual Meeting, a resolution to amend Article FIRST of the Company's Articles of Incorporation to change the corporate name. The applicable text of the Board's resolution is as follows:

         RESOLVED: That Article FIRST of the Company's Articles of Incorporation be amended to read in its entirety as follows:

         "FIRST: The name of the corporation is ECLIPSE CORPORATION."

         In the judgment of the Board of Directors, the change of corporate name is desirable in view of the significant change in the character and strategic focus of the business of the Company resulting from the proposed disposition of the Company's medical testing products manufacturing business. This proposed disposition is part of a strategic corporation program to refocus the Company's business operations into the real estate industry, primarily in Colorado, which industry the Company's new management believes has higher growth potential than the medical testing products business. The Company has also agreed to assign its rights to the name "Microtech Medical Systems" to Jerry Kilgore in connection with the sale of the Company's medical testing products business to Mr. Kilgore. See Proposal No. 2 of this Proxy Statement.

         If the proposed name change is adopted, it is the intent of the Company
to  use  the  trade  name  Eclipse   Corporation  in  its  communications   with
shareholders and the investment community, and in its operations.

         If the amendment is adopted, shareholders will not be required to exchange outstanding stock certificates for new certificates.

Approval by Shareholders

         Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company entitled to vote at the Annual Meeting. If approved by the shareholders, the amendment to Article FIRST will become effective upon filing with the Secretary of State of Colorado, a
Certificate of Amendment to the Company's Articles of Incorporation, which filing is expected to take place shortly after the Annual Meeting. However, the Board of Directors will be authorized, without a further vote of the shareholders, to abandon the name change and determine not to file the Certificate of Amendment if the Board concludes that such action would be in the best interest of the Company and its shareholders. If this proposal is not approved by the shareholders, then the Certificate of Amendment will not be filed.

         A copy of the proposed amendment to the Articles of Incorporation incorporating this Proposal No. 3 is set forth in Exhibit A attached to this Proxy Statement, and is incorporated herein by this reference; provided, however, that the text of the amendment is subject to change as may be required by the Colorado Secretary of State, and the Board may make any and all changes to the amendment that it deems necessary to file the document with the Colorado Secretary of State, and give effect to the amendment described in this Proposal No. 3, assuming approval of such proposal by the shareholders. In the event this Proposal No. 3 is approved by the shareholders and the amendments to the Articles of Incorporation described in Proposals No. 4 and No. 5 (below) are also approved, the Company's Articles of Incorporation will be restated to include each of the Amendments.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE
                                                   ---
                  AMENDMENT TO THE ARTICLES OF INCORPORATION TO
                         CHANGE THE NAME OF THE COMPANY
     AN ABSTENTION WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL.

                                 PROPOSAL NO. 4
               APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION
                        TO AUTHORIZE UP TO 500,000 SHARES
                               OF PREFERRED STOCK

         The Company's shareholders are being asked to act upon a proposal to ratify and approve an Amendment to Articles of Incorporation of the Company to authorize the Company to issue up to five hundred thousand (500,000) shares of Preferred Stock with such designations, powers, preferences, privileges or other special rights, and the qualifications, limitations or restrictions thereon as may be determined by the Board of Directors.

         The Board of Directors has adopted and submitted to the shareholders for approval an amendment to the Articles of Incorporation (the "Preferred Stock Amendment") to authorize the issuance by the Company of up to five hundred thousand (500,000) shares of Preferred Stock. The text of the Preferred Stock Amendment is attached hereto as Exhibit B, and is incorporated herein by reference.

         The Board of Directors believes that it is advisable to authorize such shares and have them available in connection with possible future transactions, such as financings, strategic alliances, corporate mergers, acquisitions, possible funding of new product programs or businesses and other uses not presently determinable and as may be deemed to be feasible and in the best interest of the Company. In addition, the Board of Directors believes that it is desirable that the Company have the flexibility to issue shares of Preferred Stock without further shareholder action, except as otherwise provided by law.

         The Preferred Stock will have such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as are determined by the Board of Directors. Thus, if the Preferred Stock Amendment is approved, the Board of Directors would be entitled to authorize the creation and issuance of up to five hundred thousand (500,000) shares of Preferred Stock in one (1) or more series with such limitations and restrictions as may be determined in the Board's sole discretion, without further authorization by the Company's shareholders. Shareholders will not have preemptive rights to subscribe for shares of Preferred Stock.

         It is not possible to determine the actual effect of the Preferred Stock on the rights of the shareholders of the Company until the Board of Directors determines the rights of the holders of a series of the Preferred Stock. However, such effects might include (i) restrictions on the payment of dividends to holders of the Common Stock; (ii) dilution of voting power to the extent that the holders of shares of Preferred Stock are given voting rights;
(iii) dilution of the equity interests and voting power if the Preferred Stock is convertible into Common Stock; and (iv) restrictions upon any distribution of assets to the holders of the Common Stock upon liquidation or dissolution and until the satisfaction of any liquidation preference granted to the holders of Preferred Stock.

         Although the Board of Directors has no present intention of doing so, it could issue shares of Preferred Stock (within the limits imposed by applicable law) that could, depending on the terms of such series, make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. When in the judgment of the Board of Directors such action would be in the best interests of the shareholders and the Company, the issuance of shares of Preferred Stock could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company, for example, by the sale of Preferred Stock to purchasers favorable to the Board of Directors. In addition, the Board of Directors could authorize holders of a series of Preferred Stock to vote either separately as a class or with the holders of Common Stock, on any merger, sale or exchange of assets by the Company or any other extraordinary corporate transaction. The existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts. The issuance of new shares could also be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board of Directors consider the action of such entity or person not to be in the best interests of the shareholders and the Company. Such issuance of Preferred Stock could also have the effect of diluting the earnings per share and book value per share of the Common Stock held by the holders of Common Stock.

         While the Company may consider effecting an equity offering of Preferred Stock in the future for the purposes of raising additional working capital or otherwise, the Company, as of the date hereof, has no agreements or understanding with any third party to effect any such offering and not assurances are given that any offering will, in fact, be effected.

Dissenters' Rights

         The Company's shareholders are not entitled, under Colorado law, to dissenters' rights of appraisal with respect to the Preferred Stock Amendment.

Approval by Shareholders

         Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company entitled to vote at the Annual Meeting. If approved by the shareholders, the amendment to Article FOURTH will become effective upon filing with the Secretary of State of Colorado, a
Certificate of Amendment to the Company's Articles of Incorporation, which filing is expected to take place shortly after the Annual Meeting. However, the Board of Directors will be authorized, without a further vote of the shareholders, to abandon the Preferred Stock authorization and determine not to file the Certificate of Amendment if the Board concludes that such action would be in the best interest of the Company and its shareholders. If this proposal is not approved by the shareholders, then the Certificate of Amendment will not be filed.

         A copy of the proposed Preferred Stock Amendment incorporating this Proposal No. 4 is set forth in Exhibit B attached to this Proxy Statement, and is incorporated herein by this reference; provided, however, that the text of the Preferred Stock Amendment is subject to change as may be required by the Colorado Secretary of State, and the Board may make any and all changes to the Preferred Stock Amendment that it deems necessary to file the document with the Colorado Secretary of State, and give effect to the Preferred Stock Amendment described in this Proposal No. 4, assuming approval of such proposal by the shareholders. In the event this Proposal No. 4 is approved by the shareholders and the amendments to the Articles of Incorporation described in Proposals No. 3 (above) and No. 5 (below) are also approved, the Company's Articles of Incorporation will be restated to include each of the amendments.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE
                                                   ---
             AMENDMENT TO THE ARTICLES OF INCORPORATION TO AUTHORIZE
                     UP TO 500,000 SHARES OF PREFERRED STOCK

    AN ABSTENTION WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL.

                                 PROPOSAL NO. 5
              APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION TO
       EFFECT A REVERSE SPLIT OF THE COMMON STOCK IN A RATIO OF 1-FOR-100

         The Company's shareholders are being asked to act upon a proposal to ratify and approve an Amendment to the Articles of Incorporation of the Company to effect a 1-for-100 reverse split of the shares of Common Stock of the Company (the "Reverse Stock Split").

         If the Reverse Stock Split is approved by the shareholders of the Company at the Annual Meeting, the Reverse Stock Split will be effected only upon a determination by the Board of Directors that the Reverse Stock Split is in the best interests of the Company and the shareholders. In connection with any determination by the Board of Directors to such effect, the Board will also determine at that time whether shareholders will receive cash in lieu of fractional shares resulting from the Reverse Stock Split, or whether they will receive an additional share for any such fractional shares.

         If approved by the shareholders of the Company, a Reverse Stock Split would become effective on a date that is as soon as practicable after the Annual Meeting (the "Effective Date") selected by the Board of Directors.

           The complete text of the form of amendment to the Articles (the "Amendment to the Articles") for the Reverse Stock Split is set forth in Exhibit C to this Proxy Statement; however, such text is subject to amendment (i) to provide whether cash or an additional share will be received by shareholders for fractional shares, and (ii) to include such changes as may be required by the Colorado Secretary of State. The Board may make any and all changes to the Amendment to the Articles that it deems necessary to file the Amendment to the Articles with the Colorado Secretary of State and give effect to the Reverse Stock Split. If the Reverse Stock Split is approved by the requisite vote of the Company's shareholders, upon filing of the Amendment to the Articles with the Colorado Secretary of State on the Effective Date, the Reverse Stock Split selected by the Board will be effective, and each share of the Common Stock issued and outstanding immediately prior thereto (the "Old Common Stock"), will be, automatically and without any action on the part of the shareholders, converted into and reconstituted as one-one hundredth (1/100) of a share of the Company's Common Stock (the "New Common Stock"); provided, however, that no fractional shares of New Common Stock will be issued as a result of the Reverse Stock Split. In lieu of any such fractional share interest, each holder of Old Common Stock who would otherwise be entitled to receive a fractional share of New Common Stock will receive, as determined by the Board prior to the Effective Date, either (i) one additional share of New Common Stock for such fractional share of New Common Stock, or (ii) cash in lieu of such fractional share of New Common Stock in an amount equal to the product obtained by multiplying (a) the average of the high bid and low asked per share prices of the Common Stock as reported on the Nasdaq electronic "Bulletin Board" on the Effective Date (adjusted if necessary to reflect the per share price of the Old Common Stock without giving effect to the Reverse Stock Split) by (b) the number of shares of Old Common Stock held by such holder that would otherwise have been exchanged for such fractional share interest.

         Shortly after the Effective Date, shareholders will be asked to surrender certificates representing shares of Old Common Stock in accordance with the procedures set forth in a letter of transmittal to be sent by the Company. Upon such surrender, a certificate representing shares of New Common Stock will be issued and forwarded to the shareholders (and, if applicable, cash in lieu of any fractional share interest); however, each certificate representing shares of Old Common Stock will continue to be valid and represent the number of shares of New Common Stock equal to one-one hundredth (1/100) of the number of shares of Old Common Stock (and, where applicable, either (i) one additional share of New Common Stock where the Reverse Stock Split results in a fractional share of New Common Stock, or (ii) cash in lieu of such fractional share, as described above).

Purposes of the Reverse Stock Split

         The Board of Directors believes the Reverse Stock Split is desirable for several reasons. A Reverse Stock Split should enhance the acceptability of the Common Stock by the financial community and the investing public. The reduction in the number of issued and outstanding shares of Common Stock caused by a Reverse Stock Split is anticipated initially to increase proportionally the per share market price of the Common Stock to approximately ten times the then-current market price. The Board of Directors also believes that the proposed Reverse Stock Split may result in a broader market for the Common Stock than that which currently exists. The expected increased price level may encourage interest and trading in the Common Stock and possibly promote greater liquidity for the Company's shareholders, although such liquidity could be adversely affected by the reduced number of shares of Common Stock outstanding after the Reverse Stock Split Effective Date. Additionally, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing with lower priced stocks. Some of those policies and practices pertain to the payment of broker's commissions and to time consuming procedures that function to make the handling of lower priced stocks economically unattractive to brokers. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower priced stock because the brokerage commission on a sale of lower priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher priced issue. The proposed Reverse Stock Split could result in a price level for the Common Stock that will reduce, to some extent, the effect of the above-referenced policies and practices of brokerage firms and diminish the adverse impact of trading commissions on the market for the Common Stock. Any reduction in brokerage commissions resulting from the Reverse Stock Split may be offset, however, in whole or in part, by increased brokerage commissions required to be paid by shareholders selling "odd lots" created by such Reverse Stock Split.

         However, there can be no assurance that any or all of these effects will occur; including, without limitation, that the market price per share of New Common Stock after the Reverse Stock Split will be equal to ten times the market price per share of Old Common Stock before the Reverse Stock Split, or that such price will either exceed or remain in excess of the current market price. Further, there is no assurance that the market for the Common Stock will be improved. Shareholders should note that the Board of Directors cannot predict what effect the Reverse Stock Split will have on the market price of the Common Stock.

Effects of the Reverse Stock Split

         The Reverse Stock Split selected by the Board will be effected by means of filing the Amendment to the Articles with the Colorado Secretary of State. Assuming approval of the Reverse Stock Split by the requisite vote of the shareholders at the meeting, the Amendment to the Articles will be filed with the Colorado Secretary of State as promptly as practicable after a determination by the Board of Directors to proceed with the Reverse Stock Split, and the Reverse Stock Split will become effective on the date of such filing. Without any further action on the part of the Company or the shareholders, after the Reverse Stock Split, each share of Old Common Stock will be converted into and reconstituted as one-one hundredth (1/100) of a share of New Common Stock (and, where applicable, either (i) one additional share of New Common Stock where the Reverse Stock Split results in a fractional share of New Common Stock, or (ii) cash in lieu of such fractional share, as described above).

         As of the date of this Proxy Statement, the records of the Company's transfer agent indicate that no shareholder of record holds fewer than one hundred (100) shares of Common Stock. Therefore, if the Company elects to pay cash in lieu of fractional shares resulting from a Reverse Stock Split, the Company estimates that the entire interest of no shareholders (those holding fewer than one hundred (100) shares) will be eliminated pursuant to the Reverse Stock Split. Because such transaction would be mandatory, any shareholders holding fewer than one hundred (100) shares who wish to retain their existing equity interest in the Company would be adversely affected. The Company expects that a negligible number of the currently outstanding shares would result in fractional share interests for which cash would be paid in the Reverse Stock

Split. Shares no longer outstanding as a result of the fractional share settlement procedure will be returned to authorized but unissued shares of the Company.

         After giving effect to the settlement of fractional shares of Common Stock, there will be no material differences between the rights of the shares of Common Stock outstanding prior to the Reverse Stock Split and those to be outstanding after the Reverse Stock Split is effected.

         Shareholders have no right under Colorado law to dissent from the Reverse Stock Split of the Common Stock.

         Consummation of the Reverse Stock Split will not alter the number of authorized shares of Common Stock, which will remain two hundred million (200,000,000) shares (or one hundred ninety-nine million five hundred thousand (199,500,000) shares, assuming approval by the Company's shareholders of Proposal No. 4), or the number of authorized shares of Preferred Stock, which will remain five hundred thousand (500,000) shares (assuming approval by the Company's shareholders of Proposal No. 4). As discussed above, proportionate voting rights and other rights of the holders of Common Stock will not be altered by the Reverse Stock Split (other than as a result of either the issuance of one additional share for fractional shares or the payment of cash in lieu of fractional shares, as described above).

         Shareholders should note that certain disadvantages may result from the adoption of this Proposal No. 5. In the event this Proposal No. 5 is approved by the shareholders and the Reverse Stock Split is effected by the Board, the number of outstanding shares of Common Stock would be decreased as a result of the Reverse Stock Split, but the number of authorized shares of Common Stock and Preferred Stock would not be so decreased. The Company would therefore have the authority to issue a greater number of shares of Common Stock and Preferred Stock following the Reverse Stock Split without the need to obtain shareholder approval to authorize additional shares. Any such additional issuance may have the effect of significantly reducing the interest of the existing shareholders of the Company with respect to earnings per share, voting, liquidation value and book and market value per share. See "Proposal No. 4 -- Approval of Amendment to Articles of Incorporation to Authorize up to 500,000 Shares of Preferred Stock."

         As of August 23, 1996, the number of issued and outstanding shares of Old Common Stock was 66,580,900, and the number of authorized and unissued shares of Common Stock was one hundred thirty-three million four hundred nineteen thousand one hundred (133,419,100). In the event that Proposal No. 4 is approved by the Company's shareholders, then the number of authorized and unissued shares will be 132,919,100. The following table illustrates the effects of the 1-for-100 Reverse Stock Split upon the number of shares of Old Common Stock issued and outstanding, and the number of authorized and unissued shares of Common Stock (assuming that no additional shares of Old Common Stock are issued by the Company after the Record Date).


                                  Common Stock             Authorized and
Reverse Stock Split Ratio         Outstanding(1)        Unissued Common Stock(2)
- -------------------------         --------------        ------------------------

  1-for-100                          665,809                    198,834,191

- ------------------

(1) Does not take into account any reduction in the number of outstanding shares resulting from the procedures for cashing out fractional shares, or any increase in the number of outstanding shares resulting from the issuance of additional shares for fractional shares. In addition, the number of Common Stock shares outstanding does not include shares of Common Stock issuable upon exercise or conversion of outstanding options or warrants.

(2)      Assuming the Company's shareholders approve Proposal No. 4.

         The Common Stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and, as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not effect the registration of the Common Stock under the Exchange Act. After the Effective Date, trades of the New Common Stock will continue to be reported on the Nasdaq electronic "Bulletin Board" under the Company's symbol "MMDS."

         The proposed Reverse Stock Split would not change the shareholders' equity or interest in the Company, except as a result of cashing out of fractional shares or the issuance of additional shares for fractional shares, and the book value of the number of shares outstanding immediately after the Reverse Stock Split would be equal to the book value of the number of shares outstanding immediately prior to the Reverse Stock Split, subject to the treatment of fractional shares. Since the $.0005 par value of the Common Stock would not be changed following the Reverse Stock Split, an adjustment would be made in the shareholders' equity accounts of the Company to decrease the Company's Common Stock account by an amount equal to the par value of shares disappearing in the Reverse Stock Split and to make a corresponding increase in the capital in excess of par value of Common Stock account on the Company's balance sheet. Total shareholders' equity would thus remain unchanged, subject to the treatment of fractional shares.

Federal Income Tax Consequences of the Reverse Stock Split

         The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. The Company, however, believes that because the Reverse Stock Split is not part of a plan to increase any shareholder's proportionate interest in the assets or earnings and profits of the Company, the Reverse Stock Split will have the following federal income tax effects:

         1. A shareholder will not recognize gain or loss on the exchange of Old Common Stock for New Common Stock. In the aggregate, the shareholder's basis in shares of New Common Stock will equal his basis in shares of Old Common Stock.

         2. A shareholder's holding period for tax purposes for shares of New Common Stock will be the same as the holding period for tax purposes of the shares of Old Common Stock exchanged therefor.

         3. The Reverse Stock Split will constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended, or will otherwise qualify for general nonrecognition treatment, and the Company will not recognize any gain or loss as a result of the Reverse Stock Split.

         4. To the extent a shareholder receives cash from the Company in lieu of a fractional share of New Common Stock, the shareholder will be treated for tax purposes as though he sold the fractional share to the Company. Such a shareholder will recognize a gain equal to the excess of (i) his cash distribution over (ii) his tax basis in the fractional share deemed sold. The gain will be long-term capital gain if the shareholder's shares are capital assets in his hands and if he had held his shares for more than one year before the Reverse Stock Split. If the shareholder's tax basis in the fractional share deemed sold exceeds his cash distribution, the shareholder will recognize a loss.

Vote Required

         Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company entitled to vote at the Annual Meeting. If approved by the shareholders, the

Amendment to the Articles will become effective upon filing with the Secretary of the State of Colorado a Certificate of Amendment to the Company's Articles of Incorporation, which filing is expected to take place shortly after the Annual Meeting. However, the Board of Directors will be authorized, without a further vote of the shareholders, to abandon the Reverse Stock Split and determine not to file the Certificate of Amendment if the Board concludes that such action would be in the best interest of the Company and its shareholders. If this proposal is not approved by the shareholders, then the Certificate of Amendment will not be filed.

         A copy of the proposed Amendment to the Articles of Incorporation incorporating this Proposal No. 5 is set forth in Exhibit C, attached to this Proxy Statement, and is incorporated herein by this reference; provided, however, that the text of the Amendment to the Articles is subject to change as may be required by the Colorado Secretary of State, and the Board may make any and all changes to the Amendment to the Articles that it deems necessary to file the document with the Colorado Secretary of State, and give effect to the Amendment described in this Proposal No. 5, assuming approval of such proposal by the shareholders. In the event this Proposal No. 5 is approved by the shareholders and the amendments to the Articles of Incorporation described in Proposals No. 3 and No. 4 (above) are also approved, the Company's Articles of Incorporation will be restated to include each of the amendments.


          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE
                                                   ---
                  AMENDMENT TO THE ARTICLES OF INCORPORATION TO
             EFFECT A 1-FOR-100 REVERSE STOCK SPLIT PURSUANT TO THE
                  RESOLUTIONS WITH RESPECT THERETO SET FORTH IN
                       EXHIBIT C TO THIS PROXY STATEMENT.
     AN ABSTENTION WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

                           Summary Compensation Table

         The  following  table sets forth all  compensation  for the years ended
December  31,  1995,  1994 and  1993,  earned  by the  Company's  current  Chief
Executive Officer, and former Chief Executive Officer (collectively,  the "Named
Executive Officers"). No other Executive Officer received any compensation during 1995, 1994 or 1993.

                                                   Summary Compensation Table


                                        Annual Compensation                               Long Term Compensation
                            ------------------------------------------    ------------------------------------------------------
                                                                                    Awards                      Payouts
                                                                          --------------------------     -----------------------
                                                          Other           Restricted       Options/
                                                          Annual            Stock            SARS          LTIP       All Other
Name & Principal Position   Year   Salary     Bonus    Compensation        Award(s)        (Number)       Payout     Compensation
- -------------------------   ----   ------     -----    ------------       ----------      ----------      ------     ------------
Jerry Kilgore               1995   $48,000      -0-          -0-               --             -0-          --            --
 Former President           1994   $36,000      -0-          -0-               --             -0-          --        $5,400(2)
                            1993   $36,000      -0-      $47,400(1)            --          3,000,000       --        $5,400(2)

Kenneth Cahill(3)           1995      --        --           --                --              --          --            --
 Chairman & CEO             1994      --        --           --                --              --          --            --
                            1993      --        --           --                --              --          --            --

- ---------------

(1) Represents the difference between the market price and exercise price of stock options granted to Mr. Kilgore in December, 1992 and October, 1993.

(2) Represents, in each reported year, the amount paid to a Simplified Employee Pension Plan for Mr. Kilgore.

(3)      Mr. Cahill joined the Company in June, 1996.


         The Company did not grant any options or SARs in 1995.

         The following table sets forth information with respect to the Named Executive Officers, concerning the exercise of options during the fiscal year ended December 31, 1995 and unexercised options held as of the end of that fiscal year.

    Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

                                             Number of Share       Value of
                   Shares                      Underlying         Unexercised
                  Acquired                     Unexercised       In-the-Money
                    on            Value        Options at         Options at
Name             Exercise(#)    Realized($)    FY-End(#)(1)   FY-End($)(1)(2)(3)
- ----             -----------    -----------  ---------------- ------------------

Jerry Kilgore        --             --          3,000,000             $0

Kenneth Cahill       --             --             --                 --

- --------------

(1)      All options are presently exercisable.

(2) Market value of underlying securities minus the exercise price. Based on closing sale price of $0.03 per share on December 29, 1995.

(3)      Exercise price equal to $0.10 per share.

Employment Agreements with Named Executive Officers

         None.

                         INDEPENDENT PUBLIC ACCOUNTANTS

Change in Independent Public Accountants

     The principal independent public accounting firm utilized by the Company during the fiscal years ended December 31, 1994 and 1995, was Hein + Associates LLP, independent certified public accountants (the "Former Auditors"). The Former Auditors resigned effective August 19, 1996, as the certifying accountant for the Company.

     The certifying accountant's reports of the Former Auditors for the fiscal years ending December 31, 1994 and 1995, contain no adverse opinion, disclaimer of opinion, or qualifications as to uncertainty, audit scope or accounting principles. The current management of the Company has no knowledge of any matter of accounting principle or practice, of financial statement disclosure or of auditing scope or procedure brought to the attention of the current management by the Former Auditors which gave rise to an actual disagreement or difference of opinion with the Former Auditors with respect to such a matter for the fiscal years ended December 31, 1994 and 1995 and for any subsequent interim periods until the date of the resignation of the Former Auditors. The current management of the Company has not yet had a full opportunity, however, to determine whether the accounting principles or practices, financial statement disclosure, or auditing scope or procedures for the fiscal years ending December 13, 1994 and 1995 were, in the view of the current management of the Company, appropriate.

     The Company does not anticipate that the Former Auditors will be available for, or will attend, the Annual Meeting.

Selection of New Independent Public Accountants

     Because the Former Auditors resigned on August 19, 1996, the Company has not yet selected a new independent public accounting firm to audit the financial statements of the Company for its fiscal year ending December 31, 1996.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Settlement Agreement with Jerry Kilgore and Related Matters

     Beginning on or about October 1, 1992 and continuing through approximately April 21, 1994, Mr. Jerry Kilgore, who during such period was the President and Treasurer and a Director of the Company, made several unauthorized investments of Company funds, which investments were not made on behalf, or recorded in the name, of the Company. Also, during fiscal years 1991, 1992 and 1993 and until approximately the end of the first quarter of 1994, Mr. Kilgore made several payments of Company funds ostensibly as compensation for services to the Company, which payments were made to relatives and/or associates of Mr. Kilgore and were unsupported by any contracts or appropriate invoices. Mr. Kilgore also took bonus payments during such period which were not duly authorized. As a result of these unauthorized investments and payments, and after giving effect to partial reimbursements made by Mr. Kilgore to the Company, Mr. Kilgore's liability to the Company as of March 1, 1995, was determined by the Board of Directors to be $422,774.24, which included interest retroactive to the date of the first misappropriation of Company funds.

     On August 28, 1995, the Company entered into a Settlement Agreement (the "Settlement Agreement") with Mr. Kilgore, the purpose of which was to facilitate Mr. Kilgore's satisfaction of his debt to the Company over a period of time, in recognition of fact that he lacked the financial capacity to repay immediately the misappropriated funds. While Mr. Kilgore no longer serves as President and Treasurer or as a Director of the Company, the Settlement Agreement acknowledged that his continued employment is necessary for the continued operation of the business of the Company, and he has agreed to be employed by the Company and to serve in an advisory capacity to the Company's Board of Directors for certain limited purposes.

     Concurrently with the execution of the Settlement Agreement, Mr. Kilgore made and issued to the Company an interest-bearing Promissory Note (the "Note") payable to the Company in the amount of $422,774.24. The Note was collateralized by (1) Mr. Kilgore's approximately 19 million shares of the Common Stock of the Company and his outstanding options to acquire 10,500,00 shares of such Common Stock (as well as the shares of Common Stock issuable upon exercise of such options), (2) his approximately 16,600 shares of stock in Valley of the Sun Wireless TV, Inc., an Arizona corporation ("Valley"), (3) a promissory note in the principal amount of $235,000.00 issued to Mr. Kilgore on August 10, 1994 by Carolina Multi-Communications Corp., a Nevada corporation (""CM-CC") and (4) Mr. Kilgore's residential real property located in Denver, Colorado. The Settlement Agreement also granted the Company full authority to receive payment of any principal, interest, dividends, or any other distribution from CM-CC and/or the shares of stock in Valley and to liquidate or otherwise dispose of the same at any time.

     Lastly, the Settlement Agreement provided that within sixty days after the Note was paid in full, Mr. Kilgore must remit to the Company a sum equal to the reasonable attorneys' fees, accounting fees, Directors' fees, and any other costs and expenses incurred by the Company relating to and arising from Mr. Kilgore's misappropriation of funds, the investigation thereof, the preparation, execution and performance of the Settlement Agreement and any other effort to recover the Company's funds.

     On June 27, 1996, Mr. Kilgore sold all of the 26,835,000 shares of common stock of the Company owned by him (the "Shares") to Kenneth M. Cahill ("Cahill"), the Tiegs Family Trust (an affiliate of Darel A. Tiegs) ("Tiegs"), the R Lazy J Trust (an affiliate of J. Royce Renfrow) ("Renfrow"), and James Humpal ("Humpal"), each of whom are currently Directors of the Company, for an aggregate purchase price of $561,946 in cash, pursuant to an Agreement dated May 16, 1996 (the "Sale Agreement"), between Mr. Kilgore, Cahill, Tiegs and Renfrow. Cahill, Tiegs, Renfrow and Humpal shall be collectively referred to herein as the "Purchasers."

     Pursuant to the Sale Agreement, of the total purchase price amount of $561,946, (i) $63,600 was paid by the Purchasers to Mr. Kilgore, and (ii) $498,346 was paid by the Purchasers directly to the Company on behalf of Mr. Kilgore, as payment in full of all amounts due by Mr. Kilgore to the Company pursuant to the Settlement Agreement and the Note.

     In connection with the Sale Agreement, on June 27, 1996, the members of the Company's Board of Directors, Charles L. Diehl and J. Kenneth McClatchy, resigned from the Board of Directors and as the Company's officers, and Kenneth
M. Cahill, J. Royce Renfrow, James A. Humpal, and Darel A. Tiegs were appointed as Board members to fill the four vacancies on the Board. In addition, Kenneth Cahill was appointed as Chief Executive Officer and President of the Company, Darel Tiegs was appointed as Vice President, and J. Royce Renfrow was appointed as Corporate Secretary and General Counsel.

     As additional consideration for the sale of the Shares, the Purchasers agreed to submit to the Company's new Board of Directors a proposal to sell the Company's medical testing products manufacturing operations to Mr. Kilgore. The Purchasers, as new directors of the Company, also agreed to vote in favor of this asset sale transaction and to recommend to the shareholders of the Company the approval of such sale.

     Following the consummation of the transactions contemplated in the Sale Agreement, Kilgore continues to hold options to purchase up to 3,000,000 shares of the Company's common stock. Pursuant to the Sale Agreement, Kilgore has agreed that, upon exercise of any of such options, he will appoint one or more of the Purchasers as proxy to vote the shares acquired upon such exercise at any shareholder meeting. In addition, Kilgore has agreed that he will use his best efforts in obtaining proxies for approximately 5,000,000 additional shares of the Company's outstanding common stock in order to obtain shareholder approval of any transaction requiring shareholder approval, including the sale of the Company's medical laboratory testing products manufacturing operations to Kilgore.

     The Sale Agreement also contemplates that Kilgore will remain as an employee of the Company until the sale of the medical testing products manufacturing operations has been consummated. Kilgore will continue to be paid a salary of $9,250 per month until his employment terminates upon such sale.

     In  connection  with  the  transactions   contemplated  by  the  Settlement
Agreement and the resignation of its former directors, Messrs. Diehl and McClatchy, the Company has entered into an Indemnification Agreement with Messrs. Diehl and McClatchy, dated June 27, 1996, pursuant to which the Company has acknowledged its continuing obligation to indemnify Messrs. Kilgore, Diel and McClatchy for claims that may be asserted against such persons in connection with the Settlement Agreement transactions. The Indemnification Agreement provides that the Company will indemnify the former directors against such claims to the fullest extent permitted by the Company's Articles of Incorporation and Colorado Corporation Law.

Agreement for Sale of Medical Testing Products Manufacturing Operations to Mr. Kilgore

     The Company has entered into an Asset Purchase Agreement, dated June 27, 1996 (the "Asset Purchase Agreement"), between the Company and Kilgore, pursuant to which the Company has agreed to sell its medical testing products manufacturing operations, including all licenses, contracts, inventories, operating assets, personal and real property, and any other assets related to such operations to Mr. Kilgore for $251,000. See "Proposal No. 2, Approval and Ratification of Sale of Medical Testing Products Manufacturing Business."

InnerCircle Group Management Agreement

     In June 1996, the Company entered into an agreement with InnerCircle Group Incorporated ("InnerCircle") with respect to the management of the Company. InnerCircle is a company that provides general managerial services to various businesses. Under the agreement, InnerCircle is to provide the following services: (i) general and administrative business office services, including the use of Class A office space, as necessary, furniture, equipment, fixtures and secretarial services; (ii) general legal and accounting services necessary for the day-to-day operation of the Company's offices and activities, not including outside legal and accounting services; (iii) planning, structuring, development and financing, if applicable, of projects to be considered on behalf of the Company, including the completion of project approved; and (iv) the compliance with appropriate corporate and securities laws of the state of incorporation of the Company and the United States, including filing of appropriate reports, forms and documents with the various regulatory authorities. For such services, the Company will pay

InnerCircle a minimum of sixty-five Thousand Dollars ($65,000) per month. Such compensation is to be adjusted quarterly based on the performance of InnerCircle and the additional duties assumed by InnerCircle. The agreement may be terminated by the Company with ninety (90) days notice, or InnerCircle with thirty (30) days notice.

     Kenneth M. Cahill, Darel A. Tiegs, James A. Humpal and J. Royce Renfrow each own a 25% equity interest in InnerCircle and are employees of InnerCircle. As employees of InnerCircle, they will be obligated to assume the following roles in the Company: (i) Kenneth M. Cahill: President/CEO and Director; (ii) Darel A. Tiegs: Vice President and Director; (iii) James A. Humpal: Treasurer and Director; and (iv) J. Royce Renfrow: Corporate Secretary/General Counsel and Director.

Transactions with Gallery Rodeo International

     In August 1996, the Company purchased from Gallery Rodeo International ("Gallery"), a corporation controlled by the Company's Board of Directors, a promissory note dated __________________, issued by Elk Creek Partners Limited Partnership, in the principal amount of $500,000. The Company paid Gallery $450,000 in cash for this note. The note bears interest at a rate of ten (10%) per annum, payable in equal monthly installments of $4,166.67. Principle and accrued but unpaid interest under the note is due and payable in full on July 13, 2000. The note is secured by certain real property (including a casino building and lot) located in Cripple Creek, Colorado.

     In August 1996, the Company purchased from Gallery a promissory note dated June 30, 1995, issued by Colorado Escrow Inc., in the principal amount of $208,133.34. The Company paid Gallery $200,000 in cash for this note. The note bears interest at a rate of seven and one-half (7.5)% per annum, payable in equal monthly installments of $1,300.87. Principle and accrued but unpaid interest under the note is due and payable in full on November 27, 1997. Kenneth Cahill, the President and CEO and a Director of the Company, owns approximately 50% of Colorado Escrow, Inc.

     Kenneth Cahill is the Chairman of the Board, Chief Executive Officer, and President of Gallery. Darel Tiegs and J. Royce Renfrow collectively own 890,975 shares of Gallery's Common Stock (approximately 5.6% of the outstanding shares) and are each officers of Gallery. James Humpal is also an officer of Gallery.

                              SHAREHOLDER PROPOSALS

To be considered for presentation to the annual meeting of the Company's shareholders to be held in 1997, a shareholder proposal must be received by Kenneth Cahill, President and Chief Executive Officer, MICROTECH MEDICAL SYSTEMS, INC., 2 North Cascade, Suite 330, Colorado Springs, CO 80903, no later than March 31, 1997.


                                  OTHER MATTERS

Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively "Covered Persons") to file initial reports of ownership (Form 3) and reports of changes in ownership of Common Stock (Forms 4 and Forms 5) with the Securities and Exchange Commission (the "Commission") as well as the Company and any exchange upon which the Company's Common Stock is listed.

     The Company is required to identify Covered Persons that the Company knows have failed to file or filed late Section 16(a) reports during the previous fiscal year. To the Company's knowledge, no Covered Persons during the fiscal year ended December 31, 1995 failed to file on a timely basis reports required by Section 16(a) of the Exchange Act.

     Other Matters. The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

     It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                By Order of the Board of Directors,



                                ------------------------------
                                Kenneth M. Cahill,
                                Chairman of the Board, President and
                                Chief Executive Officer


September 26, 1996
Colorado Springs, Colorado

                                    Exhibit A


                              PROPOSED AMENDMENT TO
                          THE ARTICLES OF INCORPORATION


     Article FIRST of the Articles of Incorporation of the Company shall be amended to read in its entirety as follows:

              "FIRST:  The name of the corporation is ECLIPSE CORPORATION."

                                    Exhibit B


                              PROPOSED AMENDMENT TO
                          THE ARTICLES OF INCORPORATION


     Article FOURTH of the Articles of Incorporation of the Company shall be amended to read in its entirety as follows:

         "The aggregate number of shares that the Corporation shall have authority to issue is two hundred million (200,000,000), which are to be divided into one hundred ninety-nine million five hundred thousand (199,500,000) shares of common stock of $.0005 par value, and five hundred thousand (500,000) shares of preferred stock of $.0005 par value.

         The preferred shares may be issued as and when the Board of Directors shall determine in one or more series. The Board of Directors is vested with the authority to establish and designate series, to fix the number of shares therein, and the variations in the relative rights, preferences, and limitations as between series, including voting powers, number of shares, dividends, redemption privileges and conversion rights. Upon any liquidation, dissolution, or winding-up of the Corporation, whether voluntary or involuntary, and after the holders of the preferred stock of each series shall have been paid in full the amounts to which they respectively shall be entitled or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the common stock in accordance with their respective rights and interests, to the exclusion of the holders of the preferred stock."

                                 Exhibit C


                           PROPOSED AMENDMENT TO
                       THE ARTICLES OF INCORPORATION


     Article FOURTH of the Articles of Incorporation of the Company shall be amended to add the following paragraph to the end of Article FOURTH as follows:

         "FOURTH: On the amendment of this Article FOURTH to read as hereinabove set forth, each one hundred (100) outstanding shares of this corporation's stock shall be combined, reconstituted and converted into one (1) share."

                                                                      APPENDIX A

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                         MICROTECH MEDICAL SYSTEMS, INC.
                 FOR THE 1996 ANNUAL MEETING OF THE SHAREHOLDERS

                                October 10, 1996

     The undersigned shareholder of MICROTECH MEDICAL SYSTEMS, INC., a Colorado corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated September 26, 1996, and the 1995 Annual Report to Stockholders and hereby appoints J. Royce Renfrow proxy, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1996 Annual Meeting of Shareholders of MICROTECH MEDICAL SYSTEMS, INC., to be held on October 10, 1996 at 10:00 a.m., local time, at the Holiday Inn Denver Southeast, 3200 S. Parker Road, Aurora, Colorado 80814, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE APPROVAL AND RATIFICATION OF THE SALE OF THE COMPANY'S MEDICAL TESTING PRODUCTS MANUFACTURING BUSINESS TO JERRY KILGORE, FOR AMENDING THE ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE CORPORATION, FOR AMENDING THE ARTICLES OF INCORPORATION TO AUTHORIZE THE ISSUANCE OF UP TO 500,000 SHARES OF PREFERRED STOCK, FOR AMENDING THE ARTICLES OF INCORPORATION TO EFFECT A 1-FOR-100 REVERSE STOCK SPLIT, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

     1. ELECTION OF DIRECTORS:

         __FOR all nominees listed below    __WITHHOLD AUTHORITY to vote for all
      (except as indicated.)              nominees listed below

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.

              Kenneth M. Cahill     Darel A. Tiegs     J. Royce Renfrow
                         James A. Humpal     Thomas M. Dines

     2. PROPOSAL TO APPROVE AND RATIFY THE SALE OF THE COMPANY'S MEDICAL TESTING PRODUCTS MANUFACTURING BUSINESS TO JERRY KILGORE.

                ___ FOR           ___ AGAINST         ___ ABSTAIN

     3. PROPOSAL TO RATIFY AND APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION OF THE COMPANY TO EFFECT A CHANGE OF THE NAME OF THE COMPANY TO "ECLIPSE CORPORATION."

                ___ FOR           ___ AGAINST         ___ ABSTAIN

     4.  PROPOSAL  TO  RATIFY  AND  APPROVE  AN  AMENDMENT  TO THE  ARTICLES  OF
INCORPORATION OF THE COMPANY TO AUTHORIZE THE COMPANY TO ISSUE UP TO FIVE HUNDRED THOUSAND (500,000) SHARES OF PREFERRED STOCK WITH SUCH DESIGNATIONS, POWERS, PREFERENCES, PRIVILEGES OR OTHER SPECIAL RIGHTS, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREON AS MAY BE DETERMINED BY THE BOARD OF DIRECTORS.

                ___ FOR           ___ AGAINST         ___ ABSTAIN

     5. PROPOSAL TO RATIFY AND APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION OF THE COMPANY TO EFFECT A 1-FOR-100 REVERSE SPLIT OF THE SHARES OF COMMON STOCK OF THE COMPANY.

                ___ FOR           ___ AGAINST         ___ ABSTAIN


                              Dated:  _______________________________ , 1996


                              _______________________________________________
                                             Signature

                              _______________________________________________
                                             Signature

This Proxy should be marked, dated and signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.